UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           March 2, 2020

Superior Group of Companies, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida (Address of principal executive offices)		33772 (Zip Code)

Registrant's telephone number including area code: (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SGC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2020, Michael Attinella resigned as Vice President, Chief Financial Officer and Treasurer of Superior Group of Companies, Inc., a Florida corporation (the “Company”), and the Board of Directors of the Company appointed Andrew D. Demott, Jr., the Company’s Chief Operating Officer, to assume the additional roles of Chief Financial Officer and Treasurer to fill the vacancies left by Mr. Attinella, all effective as of March 2, 2020.

Mr. Demott, 56, has served as Chief Operating Officer of the Company since May 1, 2015. Mr. Demott served as Chief Financial Officer and Treasurer of the Company from May 5, 2010 until August 3, 2018. He served as Executive Vice President, Chief Financial Officer and Treasurer from May 5, 2010 until May 1, 2015. Prior to that, he served as Senior Vice President, Chief Financial Officer, and Treasurer of the Company beginning February 8, 2002. Prior to that, he served as Vice President, Chief Financial Officer, and Treasurer of the Company beginning June 15, 1998. Mr. Demott served as the Company’s Secretary from July 31, 1998 through June 14, 2002. Mr. Demott has served as a Director of the Company since 2018. Before joining the Company, Mr. Demott served as an Audit Senior Manager with Deloitte & Touche, LLP since September 1995 and, prior to that, an Audit Manager with Deloitte & Touche LLP since September 1992.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release, dated March 3, 2020

 Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR GROUP OF COMPANIES, INC.

By:	/s/ Jordan Alpert
Name: Jordan M. Alpert
Title: Senior Vice President, General Counsel and Secretary

Date: March 4, 2020